UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

KNOW LABS, INC.
(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following recording was sent by Ronald Erickson, Chairman and Chief Executive Officer of Know Labs, Inc., a Nevada corporation (the “Company”) on July 29, 2025, to stockholders of record as of the close of business on June 20, 2025.

"Hello, this is Ron Erickson, Chairman and CEO, of Know Labs. I’m reaching out to you regarding our Special Shareholder Meeting, which has been adjourned from July 24th to July 31st, 2025, to provide additional time within which to vote on the proposals submitted to stockholders.

Your vote is critical to reaching the required vote, and the Board unanimously recommends voting FOR all proposals. Every vote counts—no matter how many shares you hold.  Please vote before the polls close at 11:59PM ET on July 30, 2025.

If you have any questions or need assistance voting, please contact our proxy solicitor, Laurel Hill, at (888) 742-1305.

Thank you for your continued support of Know Labs."

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements.  Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the current intent, beliefs, expectations and assumptions of the Company, its directors or its officers regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of its control.  The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. No forward-looking statement is a guarantee of future performance.  Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s  actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of Bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of Bitcoin below the value at which the Company’s Bitcoin are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) the Company’s  ability to achieve and maintain profitability in the future; (iv) the timing to consummate the proposed transaction; (v) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; (vi) the impact  of the regulatory environment on the Company’s business and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company’s Bitcoin holdings; (viii) the Company’s ability to respond to general economic conditions; (ix) the Company’s ability to manage its growth effectively and its expectations regarding the development and expansion of its business; (x) the Company’s  ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; and (xi) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and other reports file with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are only made as of this date, and the Company undertakes no duty to update such information after the date of this announcement except as required under applicable law.

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